UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 26, 2024

PACIRA BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35060	51-0619477
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5401 West Kennedy Boulevard, Suite 890
Tampa, Florida 33609
(Address and Zip Code of Principal Executive Offices)

(813) 553-6680
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PCRX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On February 29, 2024, Pacira BioSciences, Inc. (the “Company”) issued a press release announcing its financial results for the fourth quarter and full-year ended December 31, 2023. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 2.02 of Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2024, the Company and Charles A. Reinhart, III, the Company’s Chief Financial Officer, agreed that he will depart the Company, effective September 30, 2024 (the “Transition Date”). The Company has commenced a search for a successor to Mr. Reinhart.

In connection with his departure and the services Mr. Reinhart will provide during the transition period, the Company and Mr. Reinhart agreed, subject to execution and non-revocation of a customary release of claims against the Company, that Mr. Reinhart will be entitled to: (i) continued payment of his base salary either as an executive officer or non-executive officer for nine months following the Transition Date; (ii) eligibility for a pro-rated cash bonus payment under the Company’s short-term incentive program for 2024, subject to certain conditions; (iii) eligibility for a cash bonus payment under the Company’s long-term incentive program for the 2021 performance period following the completion of the three-year vesting period, which runs through December 31, 2024, subject to certain conditions; (iv) eligibility for the Company’s 2024 annual equity grant, planned at 25% of the intended executive grant value, with a one-year cliff-vesting schedule, subject to certain conditions; (v) immediate vesting of the portion of Mr. Reinhart’s outstanding unvested stock options and time-based restricted stock units that would have become vested during the nine-month period following the Transition Date; (vi) the ability to exercise vested stock options for the lesser of (a) the stated term of the stock options and (b) three months following his cessation of service to the Company under the Consulting Agreement (as defined below); (vii) continued health benefits for 12 months following the Transition Date; and (viii) certain other benefits, including change of control benefits, expense reimbursement and payment of accrued vacation, pursuant to the terms of his existing employment agreement, which has not been amended in connection with his departure.

The Company and Mr. Reinhart also agreed to enter into a Consulting Agreement to be effective October 1, 2024 (the “Consulting Agreement”), pursuant to which Mr. Reinhart will provide transition services to the Company from October 1, 2024 until June 30, 2025.

Item 7.01. Regulation FD Disclosure.

On February 29, 2024, the Company issued a press release announcing its financial results for the fourth quarter and full-year ended December 31, 202,3 as well as Mr. Reinhart’s departure. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 of Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release dated February 29, 2024

104	Cover Page Interactive Data File (Formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIRA BIOSCIENCES, INC. (REGISTRANT)

Dated:	February 29, 2024	By:	/s/ KRISTEN WILLIAMS
Kristen Williams
Chief Administrative Officer and Secretary